As filed with the Securities and Exchange Commission on May 15, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S‑8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

KODIAK SCIENCES INC.

(Exact name of Registrant as specified in its charter)

Delaware	27-0476525
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2631 Hanover Street

Palo Alto, CA 94304

(Address of principal executive offices, including zip code)

2018 Equity Incentive Plan

(Full title of the plan)

D. Victor Perlroth, M.D.

Chairman and Chief Executive Officer

2631 Hanover Street

Palo Alto, CA 94304

(650) 281-0850

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jeffrey D. Saper

Michael Nordtvedt

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $0.0001 par value per share
Reserved for issuance under the 2018 Equity Incentive Plan	1,473,194(2)	$ 7.445(3)	$ 10,967,929.33	$ 1,329.32
TOTAL:	1,473,194		$ 10,967,929.33	$ 1,329.32

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2018 Equity Incentive Plan (the “2018 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)

Represents an automatic annual increase on January 1, 2019 to the number of shares of the Registrant’s common stock reserved for issuance under the 2018 Plan pursuant to an “evergreen” provision contained in the 2018 Plan. Pursuant to such provision, the number of shares of the Registrant’s common stock available for grant and issuance under the 2018 Plan is subject to an annual increase on the first day of each fiscal year starting on January 1, 2019, by an amount equal to the least of (i) 4,300,000 shares of common stock, (ii) four percent (4%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) such number of shares of common stock determined by the Registrant’s board of directors.

(3)

Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $7.445 per share, which is the average of the high and low prices of Registrant’s common stock on May 10, 2019, as reported on the Nasdaq Global Market.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) registers additional shares of common stock of Kodiak Sciences Inc. (the “Registrant”) under the Kodiak Sciences Inc. 2018 Equity Incentive Plan (the “2018 Plan”) for which registration statement (No. 333-227755) on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on October 9, 2018. Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statement are incorporated by reference into this Registration Statement, except that the provisions contained in Parts I and II of such earlier registration statement are modified as set forth in this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “Annual Report”), filed with the Commission on March 27, 2019 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(2) The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, filed with the Commission on May 15, 2019 pursuant to Section 13(a) of the Exchange Act;

(3) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act (other than the reports, or portions thereof, deemed to have been furnished and not filed with the Commission) since the end of the fiscal year covered by the Annual Report referred to in (1) above; and

(4) The description of the Registrant’s Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-38682) filed with the Commission on October 1, 2018, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

			Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date
4.1	Specimen common stock certificate of the Registrant	S-1/A	333-227237	4.1	September 24, 2018
4.2	2018 Equity Incentive Plan, as amended	S-1/A	333-227237	10.6	September 24, 2018
4.3	Form of Notice of Stock Option Grant and Stock Option Agreement under the 2018 Equity Incentive Plan	S-1/A	333-227237	10.7	September 24, 2018
4.4	Form of Notice of Restricted Stock Unit Grant and Terms and Conditions of Restricted Stock Unit Grant under the 2018 Equity Incentive Plan	S-1/A	333-227237	10.8	September 24, 2018
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)
24.1	Power of Attorney (contained on signature page hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Palo Alto, California, on the 15th day of May, 2019.

KODIAK SCIENCES INC.

By:	/s/ Victor Perlroth
Victor Perlroth, M.D.
Chief Executive Officer and Chairman

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Victor Perlroth and John Borgeson as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director or officer of Kodiak Sciences Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Victor Perlroth	Chairman and Chief Executive Officer	May 15, 2019
Victor Perlroth, M.D.	(Principal Executive Officer)
/s/ John Borgeson	Senior Vice President and Chief Financial Officer	May 15, 2019
John Borgeson	(Principal Accounting and Financial Officer)
/s/ Felix J. Baker	Director	May 15, 2019
Felix J. Baker, Ph.D.
/s/ Bassil I. Dahiyat	Director	May 15, 2019
Bassil I. Dahiyat, Ph.D.
/s/ Richard S. Levy	Director	May 15, 2019
Richard S. Levy, M.D.
/s/ Robert A. Profusek	Director	May 15, 2019
Robert A. Profusek